   As filed with the Securities and Exchange Commission on September 21, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                      AMERICAN ELECTRIC POWER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
            New York                                         13-4922640
 (State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)
--------------------------------------------------------------------------------
                     1 Riverside Plaza, Columbus, Ohio 43215
               (Address of Principal Executive Offices) (Zip Code)

                         American Electric Power System
                          2000 Long-Term Incentive Plan
                            (Full Title of the Plan)
                                   -----------

                               Susan Tomasky, Esq.
                                    Secretary
                      American Electric Power Company, Inc.
                                1 Riverside Plaza
                              Columbus, Ohio 43215
                                 (614) 223-1600
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE
========================================== =================== ================ ==================== ===============
                                                                  Proposed           Proposed
                Title of                                           Maximum            Maximum          Amount of
              Securities to                    Amount to       Offering Price        Aggregate        Registration
              be Registered                Be Registered (1)    Per Share (2)   Offering Price (2)      Fee (2)
------------------------------------------ ------------------- ---------------- -------------------- ---------------
Common Stock, $6.50 par value per share    15,700,000 shares         $37.80        $593,460,000         $156,673
========================================== =================== ================ ==================== ===============

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Plan.

(2) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low sale prices of the Common Stock on September 15, 2000 as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION

         Not required to be filed with this Registration Statement.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by American Electric Power Company, Inc. ("AEP") are incorporated by reference herein:

         (i) Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 1999;

         (ii) Quarterly Reports on Form 10-Q of AEP for the fiscal quarters ended March 31 and June 30, 2000;

         (iii) Current Report on Form 8-K of AEP dated May 8, 2000 and filed on May 9, 2000;

         (iv) Current Report on Form 8-K of AEP dated June 15, 2000 and filed on June 16, 2000;

         (v) Current Report on Form 8-K/A of AEP dated June 15, 2000 and filed on July 31, 2000;

         (vi) Annual Report on Form 10-K of Central and South West Corporation for the fiscal year ended December 31, 1999;

         (vii) Quarterly   Report  on  Form  10-Q  of  Central  and  South  West
               Corporation for the fiscal quarter ended March 31, 2000; and

         (viii) The description of AEP's Common Stock, par value $6.50 per share ("Common Stock"), set forth in AEP's Registration Statement on Form S-4, filed on April 16, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the New York Business Corporation Law (the "NYBCL") a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by any reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         The NYBCL further provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

         The AEP By-Laws provide that to the fullest extent permitted by law, AEP shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of AEP or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of AEP, or of any subsidiary or affiliate of AEP, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of AEP, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to such provision of the AEP By-Laws; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         The AEP By-Laws further provide that in any case in which a director, officer or employee (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the AEP Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  EXHIBITS

   Exhibit
   Number                         Description

     3.1 Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP's Report on Form 10-K for the year ended December 31, 1998)

     3.2 Certificate of Amendment to Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(b) to AEP's Report on Form 10-K for the year ended December 31, 1998)

     3.3 By-laws of AEP amended through January 28, 1998 (incorporated by reference to Exhibit (3)(b) to AEP's Report on Form 10-K for the year ended December 31, 1997)

      4 American Electric Power System 2000 Long-Term Incentive Plan (incorporated by reference to Exhibit A of AEP's Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 8, 2000, File No. 70-09623)

      5 Opinion of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

    23.1       Consent of Deloitte & Touche LLP

    23.2       Consent of Arthur Andersen LLP

    23.3 Consent of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

     24        Power of Attorney (included on the signature page)


Item 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment   to  the   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in this registration statement. Notwithstanding the foregoing, any increase or decreas in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 20th day of September, 2000.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.

                                           By:  /s/ HENRY W. FAYNE
                                               Name: Henry W. Fayne
                                               Title: Vice President and Chief
                                                      Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry W. Fayne and Armando A. Pena and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 20, 2000 by the following persons in the capacities indicated with the Registrant.

         Signature                           Title


 /s/  LEONARD V. ASSANTE
      Leonard V. Assante              Deputy Controller
                                      (Principal Accounting Officer)


 /s/  DONALD M. CARLTON
      Donald M. Carlton               Director


 /s/  E. LINN DRAPER, JR.
     E. Linn Draper, Jr.              Chairman of the Board, President,
                                      Chief Executive Officer and Director
                                     (Principal Executive Officer)

/s/  HENRY W. FAYNE
     Henry W. Fayne                   Vice President and Chief Financial Officer
                                     (Principal Financial Officer)

/s/ WILLIAM R. HOWELL
    William R. Howell                 Director


/s/  LESTER A. HUDSON, JR.
     Lester A. Hudson, Jr.            Director


/s/  THOMAS V. SHOCKLEY, III
     Thomas V. Shockley, III          Director


/s/  DONALD G. SMITH
     Donald G. Smith                  Director


/s/  LINDA GILLESPIE STUNTZ
     Linda Gillespie Stuntz           Director


/s/  KATHRYN D. SULLIVAN
     Kathryn D. Sullivan              Director

                                  Exhibit Index

Exhibit
Number                             Description

     3.1 Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP's Report on Form 10-K for the year ended December 31, 1998)

     3.2 Certificate of Amendment to Restated Certificate of Incorporation of AEP (incorporated by reference 3.2 to Exhibit (3)(b) to AEP's Report on Form 10-K for the year ended December 31, 1998)

     3.3 Bylaws of AEP amended through January 28, 1998 (incorporated by reference to Exhibit (3)(b) to AEP's Report on Form 10-K for the year ended December 31, 1997)

      4 American Electric Power System 2000 Long-Term Incentive Plan (incorporated by reference to Exhibit A of AEP's Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 8, 2000, File No. 70-09623)

      5 Opinion of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

    23.1       Consent of Deloitte & Touche LLP

    23.2       Consent of Arthur Andersen LLP

    23.3 Consent of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

     24        Power of Attorney (included on the signature page)

TYPE:          EX-5
SEQUENCE:      2
DESCRIPTION:   EXHIBIT 5

                                                                       EXHIBIT 5
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

         I am Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc., a New York corporation (the "Company"), and in such capacity I have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 15,700,000 shares of the Company's Common Stock, $6.50 par value per share (the "Shares"), which Shares will be issued under the American Electric Power System 2000 Long-Term Incentive Plan (the "Plan").

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, I am of the opinion that the Shares are duly authorized and when the Shares have been issued and delivered in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Ann B. Graf
                                                             Ann B. Graf

TYPE:          EX-23
SEQUENCE:      3
DESCRIPTION:   EXHIBIT 23.1

                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to incorporation by reference in this Registration Statement on Form S-8 of American Electric Power Company, Inc. of our reports dated February 22, 2000 (March 3, 2000 as to Note 7) appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         Deloitte & Touche LLP

Columbus, Ohio
September 18, 2000

TYPE:          EX-23
SEQUENCE:      4
DESCRIPTION:   EXHIBIT 23.2

                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         As independent public auditors, we hereby consent to the incorporation by reference of our report dated February 25, 2000 on the financial statements of Central and South West Corporation (the "Company") for the fiscal year ended December 31, 1999 included in the Company's Form 10-K into the Registration Statement on Form S-8, pertaining to the American Electric Power Company, Inc.'s American Electric Power System 2000 Long-Term Incentive Plan and the reference to our firm under the experts heading in the related prospectus.

                                                    /s/ Arthur Andersen LLP
                                                        Arthur Andersen LLP

Dallas, Texas
September 19, 2000